UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, TN 37929

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Investors and others should note that Provectus Biopharmaceuticals, Inc. (the “Company”) uses, and will continue to use, press releases distributed by GlobeNewswire®, filings with the Securities and Exchange Commission (“SEC”), and the Company’s website (provectusbio.com) to disclose material financial and operational information to the Company’s shareholders, prospective investors, the media, and others interested in the Company.

The Company also intends to use certain social media accounts as a means of disclosing information and observations about the Company and its business, and for complying with the Company’s disclosure obligations under Regulation FD: the Provectus Substack account (provectus.substack.com), the @ProvectusBio Twitter account (twitter.com/provectusbio), and the Company’s LinkedIn account (linkedin.com/company/provectus-biopharmaceuticals). The information and observations that the Company posts through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following the Company’s press releases, SEC filings, and website. The social media channels that the Company intends to use as a means of disclosing the information described above may be updated from time to time. The Company will no longer provide information and observations using its emailed newsletter Provectus News.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2023

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines, CPA
Chief Financial Officer (Principal Financial Officer)